SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 4,  2002
                                                 --------------


                                 INVESTCO, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



          Nevada                       0-027073                 87-0361511
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission File            (IRS Employer
    or incorporation)                   Number)              Identification No.)



           4400 North Federal Highway, Suite 301, Boca Raton, FL 33431
           -----------------------------------------------------------
          (Address of principal executive offices, including zip code)



        Registrant's telephone number, including area code (561) 750-6575
                                                           --------------



               3998 FAU Boulevard, Suite 210, Boca Raton, FL 33431
               ---------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1:  CHANGES IN CONTROL OF REGISTRANT

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

RESCISSION OF FIRST INTERNATIONAL FINANCE CORPORATION AGREEMENT

         Investco and First International Finance Corporation ("FIFC") announced the rescission of the Stock Purchase Agreement dated December 26, 2001 between Investco and FIFC. Under the terms of the Stock Purchase Agreement, FIFC was to make available and subject to the control and verification of Investco, 986,000 shares of capital stock of Anglo American in exchange for preferred stock which was to be convertible into 7,500,000 shares of Common Stock of Investco. Inasmuch as Investco did not have sufficient authorized capitalization to authorize common stock to allow conversion, Investco was obligated to amend its Certificate of Incorporation following approval of its stockholders within a specified period of time. As previously reported, if Investco was not able to complete the amendment of its Certificate of Incorporation to increase its capitalization, FIFC had the right to rescind the Stock Purchase Agreement While management of Investco had previously been provided information which indicated the existence of the Anglo American stock, management of FIFC would not provide sufficient documentation and authorization to management and Investco's auditors as to the availability of the Anglo American stock for use by Investco, representing a material breach of the Stock Purchase Agreement. In light of the circumstances that both these conditions could not be satisfied by either FIFC or Investco, FIFC has given notice to Investco of its rescission of the Stock Purchase Agreement, and Investco has approved and confirmed the rescission of the Stock Purchase Agreement.

ACQUISITION OF CERTAIN ASSETS OF HORIZON TELEPHONE SYSTEMS, INC., SAN ANTONIO, TEXAS

         On July 1, 2002, Investco entered into an Asset Purchase Agreement with Horizon Telephone Systems, Inc. relating to the purchase of the assets associated with its Houston, Texas sales branch office. Among the assets acquired were equipment, accounts receivable and customer contracts. Investco assumed liabilities associated with the Horizon office. The office will operate under the name "Horizon Telephone of Houston".

         In consideration for the purchase of the assets, Investco agreed to issue 600,000 shares of newly-created Series D Convertible Preferred Stock which will be convertible into an aggregate of 600,000 shares of common stock of Investco at such time as the Company amends its Certificate of Incorporation to increase its authorized capitalization. The preferred stock will have equivalent voting rights of the common stock into which it is ultimately convertible into. In addition to issuance of preferred stock, the Company is required to pay $100,000 within 30 days of the date of the closing for the transaction. The Company has also agreed to file a Registration Statement to cover a certain amount of the shares into which the preferred stock is convertible and is subject to penalties for failure to complete the registration process.

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

         Immediately following the acquisition, Mr. Joseph Lents, the former CEO resigned in all capacities with the Company. Mr. Arnold Salinas was elected as President and CEO of the Company and will serve in full executive capacities with Investco until additional executives are recruited.

         Arnold A. Salinas was appointed chief executive officer of Investco and was elected as director in June 2002. Mr. Arnold A. Salinas has been employed in the telecommunications industry since 1978. From 2000 to May 2002, Interconnect Solutions Limited, a UK based firm employed Mr. Salinas as Managing Director. From 1997 to 2000, Mr. Salinas was appointed President of American Gateway Telecommunications, Inc., Houston, Texas. During the period of July 1996 to August 1997, Mr. Salinas was appointed Executive Vice President, Sales and Business Development for Total World Telecommunications, Inc., Houston, Texas. During July 1997 he was appointed by Board of Directors as President. The company filed for reorganization under Chapter 11 of the federal bankruptcy laws in July 1997, and Mr. Salinas managed the company through reorganization. Mr. Salinas resigned to assume an executive position with American Gateway. From June 1993 through July 1996, Mr. Salinas served as President and Director of Global Communications Group, Inc. and President of Global Communications Technologies, Inc. located in Dallas, Texas, with principal operations in Eastern Europe and Russia. Mr. Salinas resigned his positions upon merger of the company into a European Company. From February of 1989 to May 1993, Mr. Salinas was employed by US Sprint, Dallas, Texas serving in Sales Executive assignments for the Business Markets Group and National Accounts Division. He resigned to pursue private business activities with Global Communications. From May 1986 through February 1989, he served as General Manager of Metromedia Communications, San Antonio, Texas. From April 1984 through April 1986, Mr. Salinas was employed as South Texas Regional Sales Director, Houston, Texas for MCI Communications. Mr. Salinas was employed by AT&T Information Systems, AT&T and Southwestern Bell Telephone Company from May 1978 to March 1984, working in various sales executive and staff positions.

         Mr. Salinas will be receiving in connection with his employment a salary of $60,000 and 1,000,000 shares of restricted common stock. Mr. Salinas will not begin taking a salary until the company has a positive cash flow. Following recapitalization, Horizon and Mr. Salinas will own an aggregate of 1,600,000 shares of common stock or approximately 62% of the total common shares of Investco.

         Investco expects to amend its Certificate of Incorporation in the near future to reflect a corporate name more consistent with its new operations and to reorganize its capitalization. It is also in negotiations to recruit additional executive personnel with telecommunications industry background.

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

         The business of Horizon is as follows:

INTRODUCTION

         The Company is a distributor and provider of business communications systems, voice mail systems and networking applications. The Company markets and sells voice processing and unified messaging systems and software, call accounting software, Internet Protocol (IP) telephony systems and software, computer-telephone integration (CTI) applications, long distance calling services, and other communications services. The products include Mitel, Toshiba and Nokia business communications systems, with integrated voice processing and unified messaging systems, IP telephony voice and data routers, and various long distance products from Tier 1 carriers, and local access and internet connectivity products via SBC, local CLECs and ISP companies. The Company also provides maintenance, leasing and support services for the products. The Company has some 1,700 customers in the Houston, Texas area. These customers include business enterprises, hotel and motels, government agencies and non-profit organizations.

         The Company's operating results depend upon a variety of factors, including the volume and timing of orders received during a period, the mix of products sold and the mix of customers sold, general economic conditions, patterns of capital spending by customers, the timing of new product announcements and releases to us by our suppliers, pricing pressures, the availability and cost of products and components from our suppliers. Historically, a substantial portion of the net sales in a given quarter have been recorded in third month of the quarter, with concentration of such net sales in the last two weeks of the quarter. In addition, the Company is subject to seasonal variations in our operating results, as net sales for the first and third quarters are frequently less than those experienced during the fourth and second quarters, respectively.

         The markets served by the Company are characterized by rapid technological change and evolving customer requirements. The Company continues to seek to address these requirements through the development of software ads and improvements to existing systems installed in its customer base and the introduction of new products and applications. These new enhancements recently are focused primarily on incorporating IP convergence applications and IP telephones, seeking Unified Messaging software and systems to distribute, and expanding the telecommunications networking package to include networking over IP and frame relay networks. The Company's hoped-for growth strategy will come from the ability to generate internal growth in the business and the ability to retain and expand the customer base through effective marketing and promotional activities and the introduction of expanded service offerings.

         We believe that a trend in the Interconnect segment of the telecommunications industry will be towards consolidation, and we expect this trend to continue as the segment evolves over the next three years. As a result of this consolidation trend, newer stronger Interconnect companies need to emerge that have improved financial resources, enhanced distributor and joint marketing agreements with suppliers and a larger and more diverse customer base. The Interconnect company as we see it,

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

is close in visibility of the evolving business customer market and can exercise strong customer premise control and influence of this customer base. This should generate sufficient returns and justify launching newer products and services to this base, from a single point of contact. The Company is positioned with 1700 customers.

         In addition, we believe that the Local network access wars have the Baby Bells (or RBOCS) in a position to continue to hurt the faltering long-distance giants, as well as the CLECs. The current Federal Communications Commission is reconsidering its policies regarding open access to proprietary local telecom networks owned by these Baby Bells serving metropolitan areas and business and residential customers. Long-distance and CLECs have the right to piggyback on the existing Baby Bells networks. This piggybacking was allowed through the Telecommunications Act of 1996. The prospect of this change is a major setback for long distance majors and CLECs in their bid to enter local phone markets in major metropolitan cities. The Company is currently selling to customers via sales agreements with Verizon, SBC Communications, QWEST and Allegiance Telecom. The Company is attempting to position itself for ultimately providing broadband access to a greater number of its customers and all new customers. The management staff will begin an immediate strategic analysis of the new specter of wireless substitution, because wireless phone service and email are cutting into the core business of the RBOCS.

         We recognize that with the faltering of the major long distance carriers and CLECs, that Interconnect companies are a suitable entrance point to customers for launching broadband and other local networking services. This would include long-distance products via the Internet or even via wireless solutions to the ultimate end user. In addition, the underlying movement is that the Interconnect company can serve as an "installation and service trouble desk" at a customer level that can eliminate repeated installation troubles and overlap. These end user business customers are the current customers of the Interconnect company and the Company will be poised for this eventual projected market change.

STRATEGY

         The Company expects to launch a three-fold strategy in Houston and the territories it can reasonably get to.

o First, is to achieve broad market acceptance. The market for our products and services is characterized by rapid technological change, evolving industry standards and vigorous customer demand for new products, applications and services, and price competition. To compete successfully, we must continually enhance our existing telecommunications products that we sell and service, and develop new supplier relationships and joint marketing, dealerships and distribution agreements in a timely and cost effective manner. If we fail to introduce new products and services that achieve broad market acceptance, or if we do not adapt our existing products and services to customer demands or evolving industry standards, our business will be harmed. In addition, if the markets for computer-

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

         telephony (CT) applications, Internet Protocol (IP) network products, or related products fail to develop or continue to develop more slowly than we anticipate, or if we are unable for any reason to capitalize on any of these emerging market opportunities via new or existing dealerships and distribution agreements with our suppliers, our business, financial condition and operating results will be harmed.
         During the next few months we will begin the search for introducing transparent networking and unified messaging capabilities on our existing business communications systems installed in our customer's base. In addition we need to develop a family of voice and data convergence products to distribute, to include a software-based telephone that runs on a PC, and an e-commerce "touch to talk" Web call product platform, a line of IP voice terminals and IP soft phones that add IP telephony. These products and services will by highly complex. Consequently we need to improve test procedures and quality control standards in place designed to minimize the number of errors and defects in our installations. If we are not able to quickly or successfully correct bugs in new products and services sold to existing customers and new customers, then we will experience loss of or delay in revenues.

         The Company expects to expand its services portfolio by entering into strategic partnerships with a number of network service providers, giving customers a single source for their local and long distance voice service and Internet access. Houston carrier service partners now include SBC Global, Sprint PCS, Allegiance and Sprint. We are attempting to expand distribution ships to include Siemens, IBM, Hewlett-Packard, Cisco and other manufacturers.

         We will continue essential telephone sales and maintenance activities, but will move to include PBX, PC based PBX and VO IP. Additional lines of businesses are expected to include messaging, contact center services and voice response systems and computers and telephone integration. The Company will provide end to end services platforms that include the design and provisioning of network carrier services including FT1, T1 and T3, with DSL, USDN and PRI services being leveraged to existing customers.

         The Company will begin the immediate qualification for reselling IP Centrex services on an ASP model as an alternative to their traditional CPE business. The Company will begin the ASP offering of IP Centrex as a hosted application for channel partners, and other interconnect partnerships. We believe that at the same time the hosted services channel or services industry sector itself will continue to grow and diversify, thus potentially attracting participants from computers technologies integrators, the web, and broadband networking companies. Each of these sources should provide the Company with the opportunity to customize and add value to the existing and new customer base that is being sold, installed and maintained.

o It is believed that hosted PBX-style features and more leverage derived from the IP network will be a longer term approach and thereby allow more control of customers beyond just CPE. This strategic focus will enable the Company to seek entry in lines of business characterized as IP based telephony carriers.

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

o The second is dual in scope. We will seek to increase the Company's sales staff by four sales representatives and increase the ability to provide end-to-end services at a customer's premise. Adding of four representatives in the future is a key priority. This will allow us to focus on a better sales mix and less focus on lower margin equipment intensive sales, and more recurring revenues from maintenance and higher PBX business communications systems sales. In addition, we move to achieve providing all services that a business customer would have an interconnect company perform. It is becoming apparent that long distance providers and Clefs do not want to carry crews on their payroll, but yet are selling services at a business customer level. Telecom is the only industry that has not looked at "outsourcing" up until now. Therefore, we will move to prepare the Company to be end-to-end capable. If we are successful, our customers may ask us to sell, install and manage the local loops, the PBXs and features attached to these communications systems and the administration of these business communication systems.

o The third is to seek the acquisition of interconnect companies. The Company would like to be in a position to capitalize on the various consolidation opportunities in the merger and acquisition of interconnect companies in the Victoria, Gulf Coast, Beaumont, East Texas, Dallas, Plano, and Arlington, Texas regions. We would hope to accomplish this over the next 12-18 months with adequate funding and working capital lines of which there can be no assurances. The strategy will include the consolidation of billing and collection, contract administration, maintenance service contracting and infrastructure contracting and services, consolidation of dealerships and joint marketing agreements and sales quota attainment agreement impacting discounts and pricing from suppliers.

         As indicated, all of these strategic goals require us to obtain adequate financing. We cannot assure you that such financing will be available to allow us to achieve these goals.

BUSINESS DESCRIPTION

         One of the highest priorities for small to mid-size business has been to improve performance while controlling costs. Unfortunately, there are several aspects working against these companies which have prevented them from using new technology cost effectively.

         Telephones systems until very recently have provided communication capability that primarily provides customer communication and facilities communication between employees. Telephone systems are a necessity and are now considered a utility.

         Upgrades to telephones systems involve purchasing new equipment in order to add to line and desk set capacity. Additional features are rarely the reason to upgrade a telephone system.

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

As a company grows it adds to its employee base. Growth requires new desk sets, additions of telephone numbers, additions of telephone lines and maintenance on the equipment purchased. In additional to telephone systems companies have data communication needs and Internet access needs. Until very recently these needs have been provided by different equipment providers. The only common link between voice, data and Internet access is the telephone line. Key boxes, switches, routers and firewalls are independent units providing their own functionality. It has been up to the customer's experience to design a network to meet their unique needs then identify components that can be made to integrate with each other to support the desired service level. This problem gets more complex when the customer desires to add functionality such as voice recognition, call center functionality, and integration with web site functionality to promote customer service or support for remote offices using the same system. Equipment to support this functionality is all separate and distinct from the telephone systems. This functionality begins to significantly increase a company's costs and until recently often times was a barrier for companies to take advantage of this customer service functionality.

IMPACT OF TECHNOLOGY

         The following functionality illustrates the desired features that business desire to enhance their customer service and assist grows their own operations:

o        Predictive dialing
o        Interactive Voice Recognition
o        Interactive Management
o        Knowledge Management
o        Unified Communications
o        Customer Contact Center
o        Wireless Communication

         The vendors currently used by Horizon have released new products that provide this functionality for the small to mid-size business cost effectively. The largest supplier of telephone equipment to Horizon is Mitel Networks. The Company's former parent corporation, Horizon Telephone Systems, Inc. has earned the top distributor honors from Mitel Networks in several years.

RECENT OPERATING RESULTS

         Revenues for the three-month period ending March 31 were $124,118 with gross profit of $72,113. Existing revenues are sufficient to exceed the breakeven point. Accounts payable as of April 30 are $80,680.00 with sales deposits for April at $4,182 and cash of $34,359. For the years ended December 31, 2000 and 2001, sales were $783,190 and $601,555, with net income at $34,969 and $29,615. Investco will file audited financial statements in an amendment to this report within the allotted time.

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

         The softening market and overall economic downturn experienced during the recent months hopefully will be offset by the increase in products, additional sales personnel and clearly defined sales territories and account penetration strategies for higher margined maintenance, data revenues and VO IP services.

ESSENTIAL PRODUCTS

         The Company believes that it has a realistic opportunity to achieve its business plan since it makes profit from two sources. First, the sales of telephones systems and second, from providing services to those customers. Monthly revenue tends to average 10% of the equipment sales billed and collected monthly. The existing customer base is also a built in source for the new data, integrated voice and networking solutions provided by Mitel and other existing vendors.

         Our primary business goal is to become a provider of interactive management hardware and software solutions that allow call (contact) centers, enterprises and service providers to automate virtually every aspect of their business communications. Our strategy for achieving this objective incorporates the following key elements:

o        Continue to expand on the Horizon Telephone System name and reputation.

o Provide service for hardware platforms including soft-switches and legacy PBXs and move to the installer of both ends of the local loop to customer premises.

o IP and Internet (access connectivity is key) therefore broaden current service offerings to include monthly support for data communication, wiring maintenance, TCP/IP network support, and maintenance for unified messaging.

o Broaden current product offerings to allow existing customers to trade up in equipment and service without having to change the telecommunication supplier. Include offerings of voice over private networks for remote offices to central offices, to include the proposing of Private IP and called VPN services.

o Expand the current distribution sales force through hiring experienced managers from competitors and hiring new sales staff.

o Acquire other telecommunication providers in the Houston area and other areas in North Texas.

ITEM 4   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On May 13, 2002, Investco's independent auditors, Daszkal Bolton, LLP, resigned as the Company's auditors. The resignation was prompted by the circumstances that (i) Daszkal Bolton,

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

LLP had not been effectively engaged as auditors for Investco's year ended December 31, 2001 due to the existence of outstanding fees and the failure by Investco to pay the balance of the retainer for the December 31, 2001 audit and
(ii) the existence of a formal SEC investigation and trading suspension of Investco's common stock. A copy of Daszkal Bolton, LLP's resignation letter submitted to the Company and to the SEC is included as an exhibit to this report.

         The Company is interviewing potential new independent auditors and will file a separate report once an auditor is retained.

ITEM 5.  OTHER ITEMS

         The United States Securities and Exchange Commission has commenced an action against Investco and its former chief executive officer in the United States District Court for the Southern District of Florida. The action seeks injunctive relief together with monetary damages arising out of allegations of violations of the federal securities laws. The Company has been engaged, through counsel in conversations with the staff of the Securities and Exchange Commission to reach an amicable resolution of the action.

         The Company previously announced the execution of a Stock Purchase Agreement with Capitales Tres de America, S.A. ("Capitales") as well as a preliminary agreement with American Leisure Corp. Both of those companies have announced that they are terminating their respective agreements based on the announced tender offer by FIFC and the subsequent SEC investigation into the various reported acquisitions and tender offer.

         Investco had previously announced that it had received a Notice of Intention by FIFC to begin a tender offer for the outstanding common stock of Investco. Investco received preliminary information as well as certain documentation evidencing the capacity of FIFC to undertake the tender offer. Investco has repeatedly requested FIFC to either commence the tender offer or to announce that it is abandoning the tender offer in order that investors of Investco would not be subject to the uncertainty of the prospect of a tender offer. Investco had received contradictory responses on a continuous basis from certain members of FIFC management, but it is clear that FIFC will not complete the tender offer.

         Investco is announcing that its prior voice recognition and video phone operations have been discontinued due to a lack of sufficient funding and market acceptance, as well as its intention to undertake new business operations.

         Investco has also announced that it has executed a Letter of Intent to acquire Bio Defense Corporation, formerly Life Max Corporation. Based on the uncertainties associated with Investco's operations and the advent of the SEC proceeding, Bio Defense Corporation declined to go forward.

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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial statements of business acquired.

         The audited financial statements of Horizon Telephone Systems, Inc. Houston Sales Office for the year ended December 31, 2001 will be filed under an amendment to this filing pursuant to the requirements of this Form.

         (b)      Pro forma financial information.

         The unaudited pro forma financial statements for the year ended December 31, 2001 will be filed under an amendment to this filing pursuant to the requirements of this Form.

         (c)      Exhibits

Exhibit No.                   Description
-----------                   -----------

   10.1            Asset Purchase Agreement
   16.1            Letter of Daszkal Bolton LLP, dated May 13, 2002



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 INVESTCO, INC.


                                 By: /s/Arnold Salinas
                                     ---------------------------------------
                                     Arnold Salinas, Chief Executive Officer


DATED: JULY 19, 2002.

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